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                                                                     EXHIBIT 4.1


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                          SECURITIES PURCHASE AGREEMENT



                                 3,333 SHARES OF
                      SERIES B CONVERTIBLE PREFERRED STOCK,
                          SERIES B WARRANTS TO PURCHASE
                    3,333,000 SHARES OF CLASS A COMMON STOCK.
           AMENDMENT AND RESTATEMENT OF SERIES A WARRANTS TO PURCHASE
                    6,000,000 SHARES OF CLASS A COMMON STOCK
                                       AND
                           REVENUE PARTICIPATION NOTES
                                       OF


                       AMERICAN BIOGENETIC SCIENCES, INC.


                              AS OF AUGUST 23, 2001



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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I - ISSUANCE OF SECURITIES..........................................  2

   1.1   AUTHORIZATION OF SECURITIES........................................  2
   1.2   PURCHASE AND SALE SECURITIES.......................................  2

ARTICLE II - CLOSING........................................................  2

   2.1   CLOSING............................................................  2
   2.2   LEGEND.............................................................  3

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................  3

   3.1   ORGANIZATION AND STANDING OF THE COMPANY...........................  3
   3.2   CAPITALIZATION.....................................................  3
   3.3   VALIDITY AGREEMENT.................................................  4
   3.4   GOVERNMENTAL CONSENT, ETC..........................................  5
   3.5   VALID ISSUANCE OF SECURITIES AND FIRST PRIORITY LIEN...............  5
   3.6   FINANCIAL STATEMENTS...............................................  5
   3.7   ACCURACY AND COMPLETENESS OF INFORMATION...........................  6
   3.8   ADVERSE CHANGES....................................................  6
   3.9   NO VIOLATION.......................................................  6
   3.10  ALL NECESSARY PERMITS..............................................  6
   3.11  TITLE TO PROPERTIES................................................  6
   3.12  SECURITIES LAWS....................................................  7
   3.13  ACCURACY OF RECITALS...............................................  7

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE INVESTORS................  7

   4.1   AUTHORITY OF INVESTORS, VALIDITY OF THIS AGREEMENT.................  7
   4.2   INVESTMENT REPRESENTATIONS.........................................  7

ARTICLE V - CONDITIONS TO INVESTORS' OBLIGATIONS............................  8

   5.1   CONDITIONS TO CLOSING ON CLOSING DATE..............................  8

ARTICLE VI - CONDITIONS TO THE COMPANY'S OBLIGATIONS.......................  10

   6.1   CONDITIONS TO CLOSING.............................................  10

ARTICLE VII - COVENANTS OF THE COMPANY.....................................  11

   7.1   FURNISHING OF INFORMATION.........................................  11
   7.2   INFORMATION WITH RESPECT TO THE SECURITIES........................  11
   7.3   LICENSE AGREEMENT.................................................  11
   7.4   INVESTOR'S RIGHTS.................................................  11
   7.5   EXCHANGE OR MARKET LISTINGS.......................................  12

ARTICLE VIII - PRE-EMPTIVE RIGHTS ON COMPANY ISSUANCES.....................  12

   8.1   PARTICIPATION IN FUTURE OFFERINGS.................................  12
   8.2   NOTICE............................................................  12
   8.3   ACCEPTANCE........................................................  12
   8.4   PERCENTAGE INTEREST...............................................  12
   8.5   NO ACCUMULATION...................................................  13

ARTICLE IX - SURVIVAL AND INDEMNIFICATION..................................  13


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   9.1   SURVIVAL..........................................................  13
   9.2   INDEMNIFICATION...................................................  13

ARTICLE X - MISCELLANEOUS..................................................  14

   10.1  NOTICES...........................................................  14
   10.2  ENTIRE AGREEMENT..................................................  15
   10.3  AMENDMENTS........................................................  15
   10.4  ASSIGNMENT........................................................  16
   10.5  BENEFIT...........................................................  16
   10.6  GOVERNING LAW.....................................................  16
   10.7  SEVERABILITY......................................................  16
   10.8  HEADINGS AND CAPTIONS.............................................  16
   10.9  NO WAIVER OF RIGHTS, POWERS AND REMEDIES..........................  17
   10.10 EXPENSES..........................................................  17
   10.11 BROKERS...........................................................  17
   10.12 CONFIDENTIALITY...................................................  17
   10.13 COUNTERPARTS......................................................  17
   10.14 FURTHER ASSURANCES................................................  18

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                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), is made as of this 23rd day of August, 2001, by and among AMERICAN BIOGENETIC SCIENCES, INC., a Delaware corporation (the "Company"), the investors listed on EXHIBIT A hereto (collectively, the "Investors"), and certain holders of its previously issued Series A Convertible Preferred Stock and related Warrants listed on Exhibit A (the "Series A Holders").

                              W I T N E S S E T H:

         WHEREAS, Company has previously issued to the Series A Holders, 6,000 shares of its Series A Convertible Preferred Stock ("Series A Preferred Stock") and in conjunction therewith Warrants (each, a "Series A Warrant" and collectively, the "Series A Warrants") to purchase up to 6,000,000 shares (the "Series A Warrant Shares") of the Company's Class A Common Stock, par value $.001 per share (the "Common Stock"); and

         WHEREAS, the Company intends to amend its Restated Certificate of Incorporation to (i) change the terms of the presently outstanding Series A Preferred Stock and (ii) designate, out of its authorized but previously undesignated Preferred Stock, $.001 per share (the "Preferred Stock"), 3,333 shares as the Series B Convertible Preferred Stock (the "Series B Preferred Stock"), so that the Series A Preferred Stock and the Series B Preferred Stock shall have the designations, powers, preferences, and other terms set forth on EXHIBIT B hereto; and

         WHEREAS, the Company and the Series A Holders have agreed to amend the terms of the Series A Warrants to be substantially in the form of EXHIBIT C hereto; and

         WHEREAS, the Investors wish to purchase all 3,333 shares of the Series B Convertible Preferred Stock ( the "Series B Preferred Shares") and the Company's Series B common stock purchase warrants substantially in the form of EXHIBIT D hereto (each, a "Series B Warrant" and collectively, the "Series B Warrants"), entitling the holders to purchase 3,333,000 shares of the Common Stock (the "Series B Warrant Shares"); and

         WHEREAS, the Company has further agreed to issue to the Investors and the Series A Holders certain Revenue Participation Notes substantially in the form of EXHIBIT E hereto, under which a portion of any royalty payments received by the Company under a certain Exclusive License Agreement with Abbott Laboratories, an Illinois corporation ("Abbott"), dated January 27, 2000 (the "Abbott License Agreement") will be paid to the Investors pursuant to the terms thereof; and

         WHEREAS, the Company has agreed to grant the holders of the Revenue Participation Notes a first priority security interest in 25% of the royalties payments received by the Company under the Abbott License Agreement under a Security Agreement substantially in the form of EXHIBIT F hereto (the "Security Agreement"); and

         WHEREAS, the Company, the Series A Holders and the Investors have agreed to provide for the redemption of the Series A Preferred Shares, Series B Preferred Shares, Amended Series

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A Warrants (as defined in Section 1.1) and Series B Warrants pursuant to the terms of a Call Option Agreement substantially in the form of EXHIBIT H hereto (the "Call Option Agreement"); and

         WHEREAS, the Company and the Investors desire to set forth certain matters to which they have agreed relating to the foregoing;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and other good and valuable consideration, the parties agree as follows:

ARTICLE I.        ISSUANCE OF SECURITIES

1.1      AUTHORIZATION OF SECURITIES.

         Subject to the terms and conditions of this Agreement, the Company has authorized, or prior to the Closing (as hereinafter defined) will have authorized, the issuance of each of (i) the Series B Preferred Shares, (ii) the Common Stock issuable upon conversion of Series B Preferred Shares, (iii) the Series B Warrants, (iv) the Series B Warrant Shares, and (v) the Revenue Participation Notes and has further authorized the amendment and restatement of the Series A Warrants ("Amended Series A Warrants").

1.2      PURCHASE AND SALE OF SECURITIES.

Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company contained herein, for an aggregate purchase price of two million forty-one thousand six hundred sixty-two dollars and fifty cents ($2,041,662.50) ("Purchase Price"), the Investors agree to purchase from the Company and the Company agrees to sell to the Investors on the Closing Date (as hereinafter defined): (i) the number of Series B Preferred Shares set forth opposite each Investor's name on EXHIBIT A attached hereto, aggregating 3,333 Series B Preferred Shares; (ii) the number of Series B Warrants set forth opposite each Investor's name on EXHIBIT A attached hereto, aggregating Warrants to purchase 3,333,000 Series B Warrant Shares; and (iii) the Revenue Participation Notes in the maximum principal amounts set forth opposite each Investor's name on EXHIBIT A attached hereto, aggregating in principal amount up to $25,000,000, subject to adjustment, and to the amendment and restatement of the Series A Warrants. Notwithstanding the foregoing, the Investors, by written notice to the Company may reallocate the portion of the securities to be purchased by any of them, provided that the total amount does not change.

ARTICLE II.       CLOSING

2.1      CLOSING.

         Subject to the satisfaction of the conditions set forth in Articles VI and VII hereof, the closing (the "Closing") shall take place at a place and time (the "Closing Date") mutually agreed by the Company and the Investors, but in any event no later than five business days after the date hereof. At the Closing, in consideration of payment of the Purchase Price and other good and valuable consideration: (i) the Company shall deliver to the Investors one or more stock

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certificates registered in their names for an aggregate of 3,333 Series B
Preferred Shares; (ii) the Company shall deliver to the Investors one or more Series B Warrants registered in their names to purchase an aggregate of 3,333,000 Series B Warrant Shares; (iii) the Series A Holders shall receive new warrant certificates reflecting the amended terms of the Amended Series A Warrants in exchange for the surrender of their old warrant certificates; and
(iv) the Company shall deliver to the Investors, one or more the Revenue Participation Notes pursuant to the Revenue Participation Agreement.

2.2      LEGEND.

         The certificates representing the securities being sold and the Revenue Participation Note shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act"), such legend to be substantially as follows:

                "THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933 ("ACT"), OR (B) THE COMPANY SHALL HAVE REASONABLY REQUESTED AND RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS THEN AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS."

ARTICLE III.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Investors and the Series A Holders that, as of the date of this Agreement, the following are true and correct:

3.1      ORGANIZATION AND STANDING OF THE COMPANY.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to enter into, deliver, and perform its obligations and undertakings under this Agreement. The Company is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Company. The Company has full corporate power and authority to carry on the business in which it is engaged and to own and use the properties owned and as used by it.

3.2      CAPITALIZATION.

         The Company's entire authorized capital stock consists of: (i) 150,000,000 shares of Class A Common Stock, par value $.001 per share, of which 41,413,909 shares are validly issued

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and outstanding; (ii) 3,000,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), all of which are validly issued and outstanding; and (iii) 10,000,000 shares of the Preferred Stock par value $.001 per share, of which 7,000 have been designated as Series A Preferred Stock and are validly issued and outstanding. On or before the Closing, the Company will file a Certificate of Amendment to its Restated Certificate of Incorporation to
(i) amend the preferences, voting powers, qualifications and special or relative rights or privileges of the existing Series A Preferred Stock, and (ii) designate 3,333 shares of the Preferred Stock as Series B Convertible Preferred Stock and establish the preferences, voting powers, qualifications and special or relative rights or privileges of such Series B Preferred Stock, both as set forth in EXHIBIT B (the "Charter Amendment"). The issuance of all presently issued and outstanding securities was duly authorized, and all such securities are fully paid and non-assessable. All such issued and outstanding securities have the preferences, voting powers, qualifications and special or relative rights or privileges set forth in the Company's Restated Certificate of Incorporation, as amended as in effect on the date hereof or in the Series A Warrants, and as of the Closing Date the Series A Preferred Stock and Series B Preferred Stock will have the preferences, voting powers, qualifications and special or relative rights or privileges set forth in EXHIBIT B and the Amended Series A Warrants and Series B Warrants will have the rights set forth in EXHIBIT C and EXHIBIT D hereto. Other than as indicated on SCHEDULE 3.2 hereto or in the SEC Reports (as hereinafter defined), the Company does not have outstanding any option, warrant, purchase right, subscription right, stock appreciation right, phantom stock right, profit participation right, agreement or other commitment to issue or to acquire any shares of its capital stock, or any securities or obligations convertible into or exchangeable for its capital stock, and the Company has not given any person any right to acquire from the Company or sell to the Company any shares of its capital stock. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

3.3      VALIDITY OF AGREEMENT.

         Subject to approval by the holders of Series A Preferred Stock and filing of the Charter Amendment; (a) the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement, the amendment of the Series A Warrants, and the issuance, sale and delivery of the Series B Preferred Shares, the Common Stock issuable upon conversion of the Series B Preferred Shares, the Series B Warrants, and the Series B Warrant Shares, the Revenue Participation Notes and the Security Agreement have been duly authorized and approved by all necessary corporate action; (b) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms; and (c) the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement, the amendment of the terms of the Series A Warrants, and the issuance, sale and delivery of the Series B Preferred Shares, the Common Stock issuable upon conversion of the Series B Preferred Shares, the Series B Warrants, the Series B Warrant Shares, the Revenue Participation Notes and the Security Agreement will not (i) conflict with, or result in any breach of any of the terms of, or constitute a default under, the Restated Certificate of Incorporation when the same will have been amended by filing of the Charter Amendment, or By-laws of the Company, (ii) conflict with, result in a breach of or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, constitute a default under, result in the acceleration of, create in any

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party the right to accelerate, terminate, modify, or cancel, or require any notice under, any agreement, instrument, covenant or other restriction or arrangement to which the Company is a party or by which it or any of its properties or assets is bound or any statute law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

3.4      GOVERNMENTAL CONSENT, ETC.

         Except for the filing of the Charter Amendment and such other filings, consents, permits, approvals and authorizations which will be obtained by the Company prior to the Closing and which are set forth in SCHEDULE 3.4, no consent, approval, authorization or other order of, action by, filing with, or notification to any governmental authority is required under existing law or regulation in connection with the execution, delivery and performance of the Agreement, the amendment of the Series A Warrants or the offer, issuance, sale or delivery of the Series B Preferred Shares, the Common Stock issuable upon conversion of the Series B Preferred Shares, the Series B Warrants, and the Series B Warrant Shares pursuant to the Agreement or the consummation of any other transactions contemplated thereby.

3.5      VALID ISSUANCE OF SECURITIES AND FIRST PRIORITY LIEN.

         When issued and delivered against payment therefor in accordance with the terms and conditions of this Agreement and the Charter Amendment, the Amended Series A Warrants, the Series A Warrant Shares, the Series B Preferred Shares, the Common Stock issuable upon conversion of the Series B Preferred Shares, the Series B Warrants, and the Series B Warrant Shares shall be (i) duly authorized and validly issued, fully paid and non-assessable and (ii) not subject to any preemptive rights, liens, claims or encumbrances, or other restrictions on transfer or other agreements or understandings with respect to the voting of the Common Stock or the Series B Warrant Shares, except as set forth in this Agreement or the Charter Amendment. The Revenue Participation Notes have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms. At the Closing, the Investors shall have received a first priority security interest in 25% of the royalty payments received by the Company under the Abbott License Agreement.

3.6      FINANCIAL STATEMENTS.

         The audited financial statements of the Company contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, including the notes relating thereto, and the unaudited financial statements of the Company contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001, including the notes thereto, disclose all material liabilities of the Company as of such dates, except as set forth on SCHEDULE 3.6 hereto. Such financial statements, including the notes relating thereto, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. Said financial statements and related notes fairly present the financial position and the results of operations and cash flow of Company as of the respective dates thereof and for the periods indicated.

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3.7      ACCURACY AND COMPLETENESS OF INFORMATION.

         The Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Company with the United States Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act during the period from December 31, 1999 to the date of this Agreement (the "Furnished SEC Reports") have been furnished to the Investors. Since January 1, 1998, the Company has filed each statement, annual, quarterly, and other report, registration statement and definitive proxy statement required to be filed (other than preliminary material) by the Company with the Commission (the "SEC Reports"). As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

3.8      ADVERSE CHANGES.

         Since June 30, 2001, except as set forth on SCHEDULE 3.8 hereto, there has not been any Material Adverse Change. For purposes of this Agreement, a "Material Adverse Change" means a material adverse change in the business, earnings, financial condition, results of operations, assets, employee relations, or customer or supplier relations (in each case whether or not arising in the ordinary course of business) or presently foreseeable prospects of the Company and its subsidiaries on an aggregate basis.

3.9      NO VIOLATION.

         Neither the execution and delivery by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court known to the Company to which the Company is subject or, after filing of the Charter Amendment, any provision of its Restated Certificate of Incorporation or By-Laws.

3.10     ALL NECESSARY PERMITS, ETC.

         The Company and each subsidiary possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

3.11     TITLE TO PROPERTIES.

         The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned by it in the financial statements referred to in Section


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3.6, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except (i) as set forth on
SCHEDULE 3.11, or (ii) such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

3.12     SECURITIES LAWS.

         All notices, filings, registrations or qualifications under state securities or "blue sky" laws which are required in connection with the amendment of the Series A Warrants and the offer, issue and delivery of the Series B Preferred Shares, the Common Stock into which such Series B Preferred Shares are convertible, the Series B Warrants, the Series B Warrant Shares and the Revenue Participation Note pursuant to this Agreement have been or will be timely completed by the Company.

3.13     ACCURACY OF RECITALS.  The recitals hereto are true and accurate.

ARTICLE IV.       REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each of the Investors hereby acknowledges, represents, warrants and agrees as follows:

4.1      AUTHORITY OF INVESTORS, VALIDITY OF THIS AGREEMENT.

         Each of the Investors has all requisite power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance by each of the Investors of this Agreement, and the purchase of the Series B Preferred Shares and Series B Warrants pursuant hereto have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered and constitutes a valid and binding obligation of each of the Investors, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement and the purchase of the Series B Preferred Shares, Series B Warrants and Revenue Participation Notes will not conflict with, or result in a material breach of any of the terms of, or constitute a material default under, any its organizational documents or agreement, instrument, covenant or other restriction to which any of the Investors is a party or by which it or any of its properties or assets is bound.

4.2      INVESTMENT REPRESENTATIONS.

         Each of the Investors hereby acknowledges, represents, warrants and agrees as follows:

         (a) Each of the Investors has had the opportunity to review the Furnished SEC Reports and the financial statements contained therein. Each of the Investors acknowledges that the Company has made available to the Investors documents and information that it has requested relating to the Company and has provided answers to the Investors' questions


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concerning the Company, the Series B Preferred Shares, Series B Warrants and
Revenue Participation Notes.

         (b) Each of the Investors is an "accredited investor" as defined in Rule 501(a)(3) of the Securities Act.

         (c) Each of the Investors understands that the offering of the Series B Preferred Shares, Series B Warrants and Revenue Participation Notes has not been registered under the Securities Act or the securities laws of any state or other jurisdiction and that such Series B Preferred Shares, Series B Warrants and Revenue Participation Notes must be held indefinitely unless an exemption from registration is available. Each of the Investors understands that the offering and sale of the Series B Preferred Shares, Series B Warrants and Revenue Participation Notes is intended to be exempt from registration under the Securities Act based, in part, upon the representations, warranties and agreements of the Investors contained in this Section 4.2, and the Company may rely on such representations, warranties and agreements in connection therewith. Each of the Investors covenants that it will not transfer the Series B Preferred Shares, Series B Warrants and Revenue Participation Notes in violation of the provisions of any applicable Federal or state securities statute.

         (d) Subject to the Investors' registration rights relating to the Common Stock underlying their Series B Preferred Shares and Series B Warrants under the Registration Rights Agreement referred to in Section 5.1 hereof, each of the Investors is acquiring the Series B Preferred Shares, Series B Warrants and Revenue Participation Notes for investment, and not with a view to the resale or distribution thereof, and it has no present intention of selling, negotiating, or otherwise disposing of the Series B Preferred Shares, Series B Warrants and Revenue Participation Notes. Each of the Investors' financial condition and investments are such that it is in a financial position to hold the Series B Preferred Shares, Series B Warrants and Revenue Participation Notes for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, such Series B Preferred Shares, Series B Warrants and Revenue Participation Notes. In addition, by virtue of its expertise, the advice available to it, and its previous investment experience, each of the Investors has sufficient knowledge and experience in financial and business matters, investments, securities, and private placements and the capability to evaluate the merits and risks of the transactions contemplated by this Agreement.

ARTICLE V.        CONDITIONS TO INVESTORS' OBLIGATIONS

5.1      CONDITIONS TO CLOSING ON CLOSING DATE.

         The obligation of the Investors to purchase and pay for the Series B Preferred Shares, the Series B Warrants and the Revenue Participation Note and the obligation of the Series A Holders to amend their Series A Warrants on the Closing Date is subject to the following:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company made herein shall be true, correct and complete on and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

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         (b) PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with.

         (c) OPINION OF COMPANY'S COUNSEL. The Investors shall have received an opinion of Brown, Rudnick, Freed & Gesmer, counsel for the Company, in form and substance reasonably satisfactory to the Investors.

         (d) CORPORATE PROCEEDINGS, CONSENTS, ETC. All corporate and other proceedings to be taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel, each of whom shall have received all such originals or certified or other copies of such documents as each may reasonably request.

         (e) CHARTER AMENDMENT. The Charter Amendment to change the terms of the Series A Preferred Stock and to designate and fix the terms of the Series B Preferred Stock so that they have the terms set forth on EXHIBIT B hereto shall have been filed with the Secretary of State of the State of Delaware.

         (f) NO PROCEEDING. No action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any transaction contemplated hereby or thereby.

         (g) NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Series B Preferred Shares, the Common Stock into which the Series B Preferred Shares are convertible, the Series B Warrants, Series B Warrant Shares and Revenue Participation Notes.

         (h) OFFICER'S CERTIFICATE DELIVERED BY COMPANY. The Company shall have delivered to the Investors a certificate, dated the Closing Date and signed by the Chief Executive Officer or the President of the Company, to the effect that each of the conditions to be satisfied by the Company pursuant to this Section
5.1 on or before the Closing Date has been duly satisfied.

         (i) REVENUE PARTICIPATION NOTES. The Company shall have authorized, issued, executed and delivered the Revenue Participation Notes in the form of EXHIBIT E.

         (j) SECURITY AGREEMENT. The Company, the Investors, and the Series A Holders shall have executed and delivered a Security Agreement in the form of EXHIBIT F hereto.

         (k) REGISTRATION RIGHTS AGREEMENT. The Company, the Investors, and the Series A Holders shall have executed and delivered a Registration Rights Agreement in the form of EXHIBIT G hereto.

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         (l) CALL OPTION AGREEMENT. The Company, the Investors, and the Series A
Holders shall have executed and delivered a Call Option Agreement in the form of EXHIBIT H hereto.

         (m) NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change in the Company since the date of signing of this Agreement.

         (n) LEGAL MATTERS. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby shall have been reasonably approved by counsel to the Investors.

ARTICLE VI.       CONDITIONS TO THE COMPANY'S OBLIGATIONS

6.1      CONDITIONS TO CLOSING.

         The obligation of the Company to issue the Series B Preferred Shares, Series B Warrants, to amend the Series A Warrants and issue the Revenue Participation Notes on the Closing Date is subject to the following:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investors made herein shall be true, correct and complete in all respects on and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

         (b) NO PROCEEDING. No action, suit, investigation or proceeding shall be pending or threatened before any court or governmental agency to restrain, prohibit, collect damages as a result of or otherwise challenge this Agreement or any transaction contemplated hereby or thereby.

         (c) NO LAW PROHIBITING OR RESTRICTING SUCH SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting such sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Series B Preferred Shares, Series B Warrants and Revenue Participation Notes.


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ARTICLE VII.      COVENANTS OF THE COMPANY

         For so long as the Series B Preferred Shares are outstanding, the Company hereby covenants to such Investors as follows:

7.1      FURNISHING OF INFORMATION.

         The Company covenants to timely file (or obtain extensions in respect thereof) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Investors with true and complete copies of all such filings. If the Company is not at the time required to file reports pursuant to such sections, it will prepare and furnish to the Investors annual and quarterly reports comparable to those required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act.

7.2      INFORMATION WITH RESPECT TO THE SECURITIES.

         The Company covenants to provide such information as is reasonably requested by any of the Investors related to the terms of the Series B Preferred Shares, the Common Stock issuable upon conversion of Series B Preferred Stock, Series B Warrants, Series B Warrant Shares, or Revenue Participation Notes.

7.3      LICENSE AGREEMENT.

         The Company covenants that it will not (i) amend the Abbott License Agreement in any way or manner which would change the amount, timing or other provisions of such agreement regarding the royalties payable by Abbott Laboratories to or for the benefit of the Company under the Abbott License Agreement in any significant way, or (ii) other than as hereafter provided, agree to any assignment, transfer, conveyance or other disposition by the Company of any beneficial interest of any nature under the Abbott License Agreement, in either case without the consent of holders of two-thirds of the Fractional Percentage held by all Holders of Revenue Participation Notes in any significant way. However, nothing in the preceding sentence shall prohibit the Company from (i) granting to any other one or more persons participation interests in the royalties payable under the Abbott License Agreement, provided that all such other participation interests cannot in the aggregate entitle such persons to more than 75% of the royalties payable under the Abbott License Agreement, or (ii) granting or permitting the creation of a security interest in any such other participation interest, provided that it is expressly subject to the prior security interest of the Holders in their Royalty Participation created by the Security Agreement.

7.4      INVESTOR'S RIGHTS.

         Notwithstanding anything to the contrary in the foregoing, the Investors shall be entitled to such information, privileges, rights and benefits accorded to them as holders of the Series B Preferred Shares under applicable law and under the Company's Restated Articles of Incorporation, as amended, and By-laws.

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7.5      EXCHANGE OR MARKET LISTINGS

         The Company will use its commercially reasonable efforts to maintain its listing of the Series A Common Stock on one of the following: any national exchange in the United States; the Nasdaq National Market; the Nasdaq Smallcap Market or the OTC Bulletin Board.

ARTICLE VIII.     PRE-EMPTIVE RIGHTS ON COMPANY ISSUANCES

8.1      PARTICIPATION IN FUTURE OFFERINGS.

         Subject to the terms hereof, the Company hereby agrees to offer to each Investor the opportunity to acquire any equity securities, rights to acquire equity securities, or securities convertible into equity securities of the Company which may be offered by the Company from time to time after the date of this Agreement to unaffiliated investors for capital raising purposes (any such securities being herein referred to as "New Securities"), all pursuant to the terms and conditions of this Article.

8.2      NOTICE.

         (a) Each time the Company proposes to offer New Securities, the Company shall deliver written notice (the "Participation Notice") to each Investor of the terms and conditions of each transaction pursuant to which the Company intends to issue New Securities. Such notice shall (i) be delivered to each Investor at least 48 hours prior to the time at which any such transaction is scheduled to be consummated, (ii) shall be accompanied by copies of the documentation for the investment in substantially final form, and (iii) shall constitute an offer to sell to the Investor the applicable amount of New Securities calculated pursuant to Section 8.4 upon the same terms and conditions as the New Securities are being sold to other persons.

         (b) If the Company does not consummate the sale of the New Securities within forty-five (45) days of delivery of the Participation Notice, or if the terms and conditions of the proposed investment are materially modified after delivery of the Participation Notice, the right provided hereunder shall be deemed to be revived and the Company shall deliver a new Participation Notice to the Investors, explaining the modifications, and a new 48 hour acceptance period shall commence upon delivery of the updating notice.

8.3      ACCEPTANCE.

         By written notification delivered to the Company within the 48 hour acceptance period under Section 8.2, the Investor may elect to accept any such offer of the New Securities, in whole or in part, at the price and on the terms specified in the Participation Notice.

8.4      PERCENTAGE INTEREST.

         (a) The amount of New Securities to be offered to each Investor for purchase pursuant to this Article shall, with respect to each transaction subject hereto, be calculated by multiplying (i) the aggregate number of New Securities to be offered, times (ii) that Investor's Percentage Interest.

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         (b) If any Investor fails to exercise its participation rights under this Article, each other Investor which did elect to participate shall have the right to purchase up to all the New Securities to which any non-participating Investor would be entitled, and if more than one participating Investor desires to purchase such New Securities not purchased by other Investors, those New Securities shall be allocated among the participating Investors wishing to purchase them in proportion to their respective Percentage Interests.

(c) For purposes of this Agreement, a person's Percentage Interest shall mean its percentage ownership of the entire equity capital of the Company, calculated assuming exercise by that Investor and all other holders of all outstanding rights, warrants or options for Common Stock, and conversion of all securities convertible into Common Stock.

8.5      NO ACCUMULATION.

         Each transaction or proposed issuance under this Article is a separate transaction. The failure of any Investor to exercise in whole or in part any prior offer shall not affect its rights with respect to any future transaction subject hereto; and the rights of any Investor under this Article with respect to any transaction are reduced pro rata to the extent that that Investor acquires securities of the Company by participating directly in such transaction.

ARTICLE IX.       SURVIVAL AND INDEMNIFICATION

9.1      SURVIVAL.

         Notwithstanding any examination made by or on behalf of any party hereto, the knowledge of any party or the acceptance by any party of any certificate or opinion, each representation, warranty and covenant contained herein shall survive the Closing for the period that any Series B Preferred Shares remain outstanding.

9.2      INDEMNIFICATION.

         (a) The Company shall indemnify and hold harmless each Investor, its shareholders, officers, directors, employees, agents and representatives against any damage, claim, loss, liability and expense (including reasonable counsel fees and expenses) which may be suffered or incurred by any of them as a result of a breach of any representation or warranty or covenant made by the Company in this Agreement.

         (b) The Investors, jointly and severally, agree to indemnify the Company and its shareholders, officers, directors, employees, agents and representatives against any damages, claims, losses, liabilities and expenses (including reasonable counsel fees and other expenses) which may be suffered or incurred by it as a result of any breach of any representation, warranty, or covenant made by the Investors in this Agreement.

         (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing of the occurrence of the facts and circumstances giving rise to such claim. The failure of any person to deliver the notice

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required by this paragraph shall not in any way affect the indemnifying party's indemnification obligation hereunder except and only to the extent that the indemnifying party is actually prejudiced thereby. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel or pay its own expenses. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceedings (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment and the indemnifying party shall obtain a full release of the indemnified party.

ARTICLE X.        MISCELLANEOUS

10.1     NOTICES.

         All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telecopy or facsimile transmission, (iii) sent by recognized national overnight courier service, or (iv) sent by registered mail, return receipt requested, postage prepaid.

If to the
Investors:                 c/o BVF Partners, L.P.
                           One Sansome Street, 39th Floor
                           San Francisco, CA 94104
                           Attn: Mr.  Mark Lampert
                           Fax: (415) 288-2394

With a copy to:   Pillsbury Winthrop LLP
                           50 Fremont Street, 8th Floor
                           San Francisco, CA  94105
                           Attn:  Jonathan D. Joseph, Esq.
                           Fax: (415) 983-1200

If to Alfred J. Roach:     c/o American Biogenetic Sciences, Inc.
                           1375 Akron Street
                           Copiague, New York 11726
                           Attn: Chief Executive Officer


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                           Fax: (516) 789-1661

With a copy to:            Brown, Rudnick, Freed & Gesmer
                           One Financial Center
                           Boston, Massachusetts 02111
                           Attn: David H. Murphree, Esq.
                           Fax: (617) 856-8201

If to the Company:         American Biogenetic Sciences, Inc.
                           1375 Akron Street
                           Copiague, New York 11726
                           Attn: Chief Executive Officer
                           Fax: (516) 789-1661

With a copy to:            Brown, Rudnick, Freed & Gesmer
                           One Financial Center
                           Boston, Massachusetts 02111
                           Attn: David H. Murphree, Esq.
                           Fax: (617) 856-8201

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telecopy or facsimile transmission, on the next business day after the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

10.2     ENTIRE AGREEMENT.

         This Agreement, including exhibits, or other documents referred to herein, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

10.3     AMENDMENTS.

         On or prior to the Closing Date, the terms and provisions of the Agreement may be modified, amended or waived, or consent for the departure therefrom granted, only by written agreement of the Company, the Investors holding a majority of the Percentage Interest of the Investors, and a majority in interest of the Series A Holders. After the Closing Date, the terms and provisions of the Agreement may be modified, amended or waived, or consent for the departure therefrom granted, only by written agreement of the Company, Alfred J. Roach, Investors holding a majority of the Percentage Interest of the Investors, and a majority in interest of the Series A Holders. No such waiver or consent, in either case, shall be deemed to be or shall

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constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent, in either case, shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

10.4     ASSIGNMENT.

         Neither this Agreement nor any or all of the rights and obligations of a party hereunder shall be assigned, delegated, sold, transferred or otherwise disposed of by operation of law or otherwise, to any third person without the prior written consent of the other party, and any attempted assignment, delegation, sale, transfer, or other disposition, by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder contrary to this Section shall be void and without force or effect. Each party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

10.5     BENEFIT.

         All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

10.6     GOVERNING LAW.

         This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the substantive laws of the State of New York exclusive of choice of law provisions.

10.7     SEVERABILITY.

         In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unreasonable or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it reasonable and enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall be interpreted as if such provision were so excluded and shall nevertheless remain in full force and effect.

10.8     HEADINGS AND CAPTIONS.

         The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect the meaning or construction of any of the terms or provisions hereof.

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10.9     NO WAIVER OF RIGHTS, POWERS AND REMEDIES.

         No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

10.10    EXPENSES.

         Except as provided in Section 9.2, each of the parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated; provided, that, the Company shall pay such fees and expenses (including attorney's fees of Pillsbury Winthrop LLP) of the Investors in an amount agreed upon, in good faith, by the Company and the Investors.

10.11    BROKERS.

         Each of the parties hereto represents and warrants to the other that no broker, finder or financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any other broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

10.12    CONFIDENTIALITY.

         The Investors acknowledge and agree that any information or data they have acquired from the Company, which is clearly designated in writing as confidential and is not otherwise properly in the public domain, was received in confidence. Each of the Investors agrees not to divulge, communicate or disclose, except as may be required by law or upon the advice of its counsel or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company.

10.13    COUNTERPARTS.


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         This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.14    FURTHER ASSURANCES.

         In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Company and the Investors will take such further action as the other party may reasonably request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article IX).

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




         IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of this __ day of August, 2001.


                                       AMERICAN BIOGENETIC SCIENCES, INC.


                                       By:
                                          --------------------------------------
                                          Name:    Josef C. Schoell
                                          Title:   President, COO and CFO



                                      SERIES A HOLDERS:

                                      BIOTECHNOLOGY VALUE FUND, L.P.

                                      By: BVF PARTNERS L.P., its General Partner

                                          By: BVF, INC., its General Partner


                                              By : _____________________________
                                                   Mark N. Lampert
                                                   President

                                      BIOTECHNOLOGY VALUE FUND II, L.P.

                                      By: BVF PARTNERS L.P., its General Partner

                                          By: BVF, INC., its General Partner

                                              By:  _____________________________
                                                   Mark N. Lampert
                                                   President

                                      INVESTMENT 10 L.L.C.

                                      By: BVF PARTNERS, L.P., its Investment
                                          Advisor

                                          By: BVF, INC., its General Partner


                                              By:  _____________________________
                                                   Mark N. Lampert
                                                   President

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

                                      SERIES B INVESTORS:

                                      BIOTECHNOLOGY VALUE FUND, L.P.

                                      By: BVF PARTNERS L.P., its General Partner

                                          By: BVF, INC., its General Partner


                                              By: ______________________________
                                                  Mark N. Lampert
                                                  President

                                      BIOTECHNOLOGY VALUE FUND II, L.P.

                                      By: BVF PARTNERS L.P., its General Partner

                                          By: BVF, INC., its General Partner


                                              By: ______________________________
                                                  Mark N. Lampert
                                                  President

                                      INVESTMENT 10 L.L.C.

                                      By: BVF PARTNERS, L.P., its Investment
                                          Advisor

                                          By: BVF, INC., its General Partner


                                              By: ______________________________
                                                  Mark N. Lampert
                                                  President

                                      BVF INVESTMENTS, L.L.C.

                                      By: BVF PARTNERS, L.P., its Investment
                                          Advisor

                                          By: BVF, INC., its General Partner


                                              By: ______________________________
                                                  Mark N. Lampert
                                                  President

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

                                LIST OF EXHIBITS

--------------------------------------------------------------------------------
EXHIBIT A                  LIST OF INVESTORS AND SERIES A HOLDERS
--------------------------------------------------------------------------------
EXHIBIT B                  TERMS OF PREFERRED STOCK
--------------------------------------------------------------------------------
EXHIBIT C                  FORM OF AMENDED AND RESTATED SERIES A WARRANT
--------------------------------------------------------------------------------
EXHIBIT D                  FORM OF SERIES B WARRANT
--------------------------------------------------------------------------------
EXHIBIT E                  FORM OF REVENUE PARTICIPATION NOTE
--------------------------------------------------------------------------------
EXHIBIT F                  FORM OF SECURITY AGREEMENT
--------------------------------------------------------------------------------
EXHIBIT G                  FORM OF REGISTRATION RIGHTS AGREEMENT
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EXHIBIT H                  FORM OF CALL OPTION AGREEMENT
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                                    EXHIBIT A
                                       TO
                          SECURITIES PURCHASE AGREEMENT


                                   INVESTORS:

--------------------------------------------------------------------------------
                                       NO. OF                        REVENUE
                                     SHARES OF                    PARTICIPATION
                                     SERIES B        NO. OF       NOTE PRINCIPAL
       NAME AND ADDRESS              PREFERRED      WARRANTS           AMOUNT
--------------------------------------------------------------------------------

SERIES B INVESTORS:

BIOTECHNOLOGY VALUE FUND, L.P.         1,167       1,167,000       $8,751,205.40
BIOTECHNOLOGY VALUE FUND II, L.P.        600         600,000      $11,250,401.80
INVESTMENT 10 L.L.C.                     166         166,000       $1,248,258.87
BVF INVESTMENTS, L.L.C.                1,400       1,400,000       $3,750,133.93
Total                                  3,333       3,333,000         $25,000,000


                                SERIES A HOLDERS:

--------------------------------------------------------------------------------
                               NAME AND ADDRESS         NO. OF AMENDED SERIES A
                                                               WARRANTS
--------------------------------------------------------------------------------

SERIES A HOLDERS:

BIOTECHNOLOGY VALUE FUND, L.P.                                   2,100

BIOTECHNOLOGY VALUE FUND II, L.P.                                3,600

INVESTMENT 10 L.L.C.                                               300

Total                                                            6,000

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                                    EXHIBIT B
                                       TO
                          SECURITIES PURCHASE AGREEMENT


                            TERMS OF PREFERRED STOCK



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                                    EXHIBIT C
                                       TO
                          SECURITIES PURCHASE AGREEMENT


                        FORM OF AMENDED SERIES A WARRANT



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                                    EXHIBIT D
                                       TO
                          SECURITIES PURCHASE AGREEMENT


                            FORM OF SERIES B WARRANT



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                                    EXHIBIT E
                                       TO
                          SECURITIES PURCHASE AGREEMENT


                     FORM OF REVENUE PARTICIPATION AGREEMENT


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                                    EXHIBIT F
                                       TO
                          SECURITIES PURCHASE AGREEMENT


                               SECURITY AGREEMENT


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                                    EXHIBIT G
                                       TO
                          SECURITIES PURCHASE AGREEMENT


                          REGISTRATION RIGHTS AGREEMENT




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                                    EXHIBIT H
                                       TO
                          SECURITIES PURCHASE AGREEMENT


                              CALL OPTION AGREEMENT





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